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Osler, Hoskin & Harcourt LLP 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 514.904.8100 MAIN 514.904.8101 FACSIMILE

Exhibit 5.1 and 23.2

August 2, 2023

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario

L4K 4B4

Dear Sirs/Mesdames:

Re: Bausch + Lomb Corporation - Registration Statement on Form S-3

We have acted as Canadian counsel to Bausch + Lomb Corporation (the “Corporation”), a corporation governed by the Canada Business Corporations Act, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation on the date hereof with the Securities and Exchange Commission (the “SEC”) for the registration of the sale by the Corporation from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Corporation (collectively, the “Securities”): (a) common shares of the Corporation (“Common Shares”), (b) preferred shares of the Corporation (“Preferred Shares”), (c) debt securities of the Corporation (“Debt Securities”), (d) warrants of the Corporation (“Warrants”), (e) purchase contracts of the Corporation (“Purchase Contracts”), and (f) units of the Corporation consisting of one or more Warrants, Debt Securities, Common Shares or any combination of such securities (“Units”).

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

We are qualified to practice law in the Province of Ontario and these opinions are rendered solely with respect to the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

For the purposes of the opinions set forth below, we have assumed without independent investigation or verification by us that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded;

(b)

the Securities will have the terms described in and will otherwise be issued as described in the Registration Statement or in a prospectus supplement and a prospectus supplement will have been prepared and filed with the SEC regarding the Securities offered thereby;

(c)

all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(d)	there shall not have occurred any change in law affecting the validity or enforceability of such Securities;

(e)	any Warrants, Debt Securities or Purchase Contracts will be governed by the laws of the State of New York;

(f)

any Warrants, Debt Securities and Purchase Contracts issued by the Corporation are to be issued pursuant to a definitive agreement or certificate evidencing the terms thereof (“Securities Agreements”); and

(g)

none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the execution, delivery and performance by the Corporation of any Securities Agreements, nor the compliance by the Corporation with the terms of such Securities, will violate any applicable law or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We have also assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

Where our opinion expressed herein refers to the shares of the Corporation having been issued as being “fully-paid and non-assessable” shares of the Corporation, such opinion assumes that all required consideration (in whatever form) has been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

We express no opinion to the extent that, notwithstanding the Corporation’s current reservation of the shares as of the date hereof, future issuances of securities of the Corporation, including the shares, and/or antidilution adjustments to outstanding securities of the Corporation, may cause the applicable Securities to be exercisable for more shares of the Corporation than the number that then remain authorized but unissued.

On the basis of the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

(a)

when (i) all requisite corporate action, including the adoption of appropriate resolutions of the board of directors of the Corporation (the “Board”) or a duly authorized committee thereof (the “Authorizing Resolutions”), has been taken by the Corporation to authorize the issuance of any Common Shares and the consideration to be received therefor, and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, such Common Shares will be validly issued, fully paid and non-assessable;

(b)

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Corporation to authorize the issuance of any Preferred Shares and the consideration to be received therefor, and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, such Preferred Shares will be validly issued, fully paid and non-assessable;

(c)

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Corporation to establish the terms of and to authorize the issuance of any series of Warrants and the consideration to be received therefor and to authorize the Securities Agreement relating thereto; (ii) all actions described in paragraph (a) above with respect to the Common Shares issuable upon the exercise of such Warrants have been taken (to the extent applicable); and (iii) the applicable Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Warrants have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Securities Agreement and in the manner described in such Authorizing Resolutions, such Warrants will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms;

(d)

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Corporation to establish the terms of and to authorize the issuance of the Debt Securities and the consideration to be received therefor and to authorize the Securities Agreement relating thereto; (ii) all actions described in paragraph (a) above with respect to the Common Shares issuable upon the exercise of such Debt Securities, as applicable, have been taken (to the extent applicable); and (iii) the applicable Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Debt Securities have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Securities Agreement and in the manner described in such Authorizing Resolutions, such Debt Securities will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms;

(e)

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Corporation to establish the terms of and to authorize the issuance of any Purchase Contracts and the consideration to be received therefor and to authorize the Securities Agreement relating thereto; (ii) all actions described in paragraph (a) above with respect to the Common Shares issuable upon the exercise of such Purchase Contracts, as applicable, have been taken (to the extent applicable); and (iii) the applicable Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Purchase Contracts have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Securities Agreement and in the manner described in such Authorizing Resolutions, such Purchase Contracts will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms; and

(f)

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Corporation to establish the terms of and to authorize the issuance of any Units and the consideration to be received therefor; (ii) all actions described in paragraph (a), (b) and (d) above with respect to the Common Shares, the Common Shares issuable upon the exercise of such Warrants and the issuance of the Warrants and the Common Shares issuable upon the exercise of the Debt Securities and the issuance of the Debt Securities have been taken (to the extent applicable); and (iii) the applicable Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Warrants or Debt Securities underlying the Units (to the extent applicable) have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Securities Agreement and in the manner described in such Authorizing Resolutions, such Common Shares, Debt Securities and/or Warrants underlying the Units will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

The foregoing opinions are also subject to the following qualifications and limitations: (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, preference, moratorium, arrangement or winding up laws or other similar laws now or hereafter in effect, and related regulations and judicial doctrines, relating to or affecting the enforcement of creditors’ rights and remedies generally; and (b) enforceability may be limited by equitable principles, whether such equitable principles are considered at law or in equity, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP